UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 26, 2025
ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marienfeld Place, 110 N. Marienfeld Street, Suite 300, Midland, Texas 79701
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 3 to Amended and Restated Credit Agreement
Effective December 26, 2025, ProPetro Holding Corp. (the “Company”) entered into an amendment to its Amended and Restated Credit Agreement. The amendment increases the debt basket for capital leases, purchase money debt, and other similar financing facilities to $425 million.
Stonebriar Facility
On December 29, 2025, ProPetro Energy Solutions, LLC (“ProPetro Energy Solutions”), a wholly owned subsidiary of the Company, entered into an Interim Funding Agreement and a Master Lease Agreement with Stonebriar Commercial Finance LLC (“Stonebriar”) for the right, but not the obligation, to fund up to $350 million of purchases of power generator equipment. Under the Interim Funding Agreement, Stonebriar provides funding to finance down payments and progress payments owing to equipment suppliers. Monthly rent under the Interim Funding Agreement is based on the unpaid balance of the aggregate amounts advanced under the Interim Funding Agreement and not yet converted to a lease schedule under the Master Lease Agreement, times a per annum lease rate factor equal to sum of 1-Month SOFR plus 6.25%. Upon delivery and acceptance of a power generator, amounts outstanding under the Interim Funding Agreement with respect to such equipment shall be converted into a lease schedule under the Master Lease Agreement. Stonebriar will hold legal title to such leased equipment. The lease term for each item of equipment will be 84 months, and the rental payment amounts will be based on the equipment cost times a lease rate factor set forth in the applicable lease schedule. With respect to the leased equipment, ProPetro Energy Solutions will have certain early termination and purchase options at various points during the lease, as set forth in the Master Lease Agreement and related lease schedule for such equipment. Upon exercise of such rights and payment of the required amounts, ProPetro Energy Solutions would acquire legal title to such equipment.
The foregoing descriptions are not complete and are qualified in their entirety by reference to the full texts of Amendment No. 3 to Amended and Restated Credit Agreement and the Stonebriar Master Lease Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1*	Amendment No. 3 to Amended and Restated Credit Agreement dated December 26, 2025.
10.2*	Stonebriar Master Lease Agreement dated December 29, 2025.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).
•Certain annexes, schedules, and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2025

PROPETRO HOLDING CORP.

/s/ John J. Mitchell
John J. Mitchell General Counsel and Corporate Secretary